1 Sparks is the number of users engaging in six-way conversations at a brand level in a given week.
2 Sparks Coverage is the percentage of active users at a brand level who experience a Spark in a given period.
3 As defined on page 19 of Match Group’s Q3 2026 Prepared Remarks.
4 As of October 31, 2026.
Exhibit 99.1
Match Group Announces Third Quarter Results
Tinder Daily Active Users Returned to Year-over-Year (“Y/Y”) Growth In September After
More Than Three Years
Hinge Delivered Double-Digit User, Revenue, and Payer Growth Y/Y
LOS ANGELES, November 2, 2026 - Match Group (NASDAQ: MTCH) today announced financial results for the third quarter ended September 30, 2026.
“For the past year, we've said better user experiences will drive better business results. While there's still work ahead, Q3 provided more proof points that this strategy is working,” said CEO Spencer
Rascoff. “Tinder’s Sparks1 and Sparks Coverage2 delivered their strongest quarterly Y/Y performance since we began tracking them, and Daily Active Users returned to Y/Y growth in September for the first time in three and a half years. The early results from Events and Group Hangouts show Tinder is building the right features, and we’re doubling down on our ’Better with Friends’ Roadmap to drive reconsideration. Hinge is a leader in intentional dating, and we see significant opportunities ahead in both its core and expansion markets. There is more to do, but we’re delivering on the milestones we set, and our confidence is building as we head into 2027.”
“We delivered against our financial expectations this quarter, while the underlying trends at Tinder continued to improve,” said CFO Steve Bailey. “Our disciplined approach to capital allocation has reduced diluted shares outstanding3 by 4% Y/Y4, and 10% since the beginning of 2025. Looking ahead, we're focused on translating Tinder's improving user trends into sustainable revenue growth in
2027, while continuing to deliver strong Free Cash Flow and shareholder return to shareholders.”
Dividend Declaration
Match Group's Board of Directors has declared a cash dividend of $0.20 per share of the company's common stock. The dividend is payable on January 21, 2027 to shareholders of record as of January
6, 2027.
Webcast and Prepared Remarks
A webcast of our third quarter 2026 results will be available at https://ir.mtch.com, along with our
Prepared Remarks and Supplemental Financial Materials. The call will begin with brief remarks followed by a question and answer session. The webcast will begin today, November 2, 2026, at 5:00
PM Eastern Time.
About Match Group
Match Group is leading the next chapter of human connection. Our global portfolio of brands —
including Tinder, Hinge, Match, Pairs, BLK, Upward, OurTime, The League, HER, Azar, and more —
sparks meaningful real-world connections across cultures, communities, and every stage of life. Learn more at www.mtch.com.
2
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our webcast, which will be held at 5:00 PM Eastern Time on November 2, 2026, may contain
“forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward-looking statements.” The use of words such as “anticipates,” “estimates,” “expects,”
“plans,” “believes,” “will,” and “would,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: failure to retain existing users or add new users, or if users do not convert to paying users; competition; risks related to our restructuring and reorganization activities;
our ability to attract and retain users through cost-effective marketing efforts; our reliance on a variety of third-party platforms, in particular, mobile app stores; our ability to realize reductions in in-app purchase fees; inappropriate actions by certain of our users could be attributed to us or may not be adequately prevented by us; dependence on our key personnel; volatile global economic conditions; operational and financial risks in connection with acquisitions; impairment charges related to our intangible assets; operations in various international markets, including certain markets in which we have limited experience;
foreign currency exchange rate fluctuations; challenges in measuring our user metrics and other estimates; the limited operating history of our newer brands and services makes it difficult to evaluate our current business and future prospects;
impacts of climate change; the integrity of our and third parties’ systems and infrastructure; cyberattacks on our systems and infrastructure and cyberattacks experienced by third parties; our ability to access, collect, and use personal data about our users; breaches or unauthorized access of personal and confidential or sensitive user information that we maintain and store; challenges with properly managing the use of artificial intelligence; risks related to credit card payments; risks related to our use of “open source” software; complex and evolving U.S., foreign, and international laws and regulations; our ability to protect our intellectual property rights or accusations that we infringe upon the intellectual property rights of others;
adverse outcomes in litigation; risks related to our taxation in multiple jurisdictions; risks related to our indebtedness; and
risks relating to ownership of our common stock. Certain of these and other risks and uncertainties are discussed in Match
Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
Contact Us

Tanny Shelburne Match Group Investor Relations ir@match.com	Match Group Corporate Communications matchgroupPR@match.com